Exhibit 10.40

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

AMENDMENT 5 TO SUB-LICENSE AND COLLABORATION AGREEMENT

This Amendment 5 (the “Amendment”) to the Sub-Licence and Collaboration Agreement dated March 20, 2012, as amended, (the “2012 Agreement”) is entered into and effective as of the last date of signature (the “Amendment Effective Date”), by and between:

MedImmune, LLC, having a place of business at One MedImmune Way, Gaithersburg, MD 20878, USA (“MedImmune”); and

Humabs BioMed SA, a limited company organized and existing under the laws of Switzerland, having its head office at Via Mirasole 1, Bellinzona CH-6500 Switzerland (“Humabs”).

MedImmune and Humabs may each be referred to herein individually as a “Party” and collectively as the “Parties”.

Background

(A) WHEREAS, MedImmune and Humabs entered into the 2012 Agreement (which for clarity incorporates and includes each of its Amendments 1 through 4);

(B) WHEREAS, the Parties desire to further amend certain provisions of the 2012 Agreement to clarify the Parties’ intents, remove certain ambiguities and to align the provisions of the 2012 Agreement with provisions of similar intent in the Exclusive License and Collaboration Agreement between the Parties dated December 31, 2013, as amended (the “2013 Agreement”),

Terms and Conditions

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MedImmune and Humabs, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS

1.1	Any capitalised terms not separately defined in this Amendment shall have the meaning ascribed to them in the 2012 Agreement.

2. AMENDMENT

2.1	Section 1.1.95 shall be amended to read as follows:

1.1.95.

“Research Project Materials” includes but is not limited to the (a) Flu Products, (b) Second Target Products, (c) Biologics directed to an Extra Target (where applicable), (d) any other biological, chemical, pharmaceutical or other organic or inorganic materials or devices created, reproduced, modified, treated, purified, isolated, fractionated

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or tested in the performance of any Research Project, and (e) all progeny, derivatives, clones, sub-clones, Modifications, improvements (including proteins, antibodies, functional subunits, vectors, cells, cell lines) and devices to the extent used or useful for the administration, creation, reproduction, modification, treatment, purification, isolation, fractionation or testing of any of the foregoing (a) through (d) in the performance of any Research Project. For the avoidance of doubt, Research Project Materials does not include or incorporate any materials or devices of an Acquiror as set out in Section 17.4.

2.2	Section 2.7 shall be deleted in its entirety and replaced with the following:

2.7

MedImmune shall have the right to grant sub-licences pursuant to any of the licences granted to it pursuant to clauses 2.1 and 6.1 to any of its Affiliates or Third Parties through multiple tiers (each such sublicensee shall be deemed a MedImmune Sublicensee). In the event of any sublicense, MedImmune shall remain primarily responsible for all of its MedImmune Sublicensees’ activities and any and all failures by its MedImmune Sublicensees to comply with the applicable terms of this Agreement. Any sublicense shall be consistent with the terms and conditions of this Agreement. Promptly following entry of such sublicense agreement, MedImmune will provide a copy of such agreement to Humabs (which may be redacted for sensitive commercial information not relevant to MedImmune’s obligations hereunder).

2.3	Section 12.3 shall be deleted in its entirety and replaced with the following:

12.3

Indemnification of Humabs. MedImmune shall indemnify, defend and hold harmless Humabs, its Affiliates and its and their respective directors, officers, agents and employees (“Humabs Indemnitees”) in full, from and against any and all Liabilities incurred by them to the extent resulting from or arising out of any claims made or suits brought by a Third Party (collectively, “Third Party Claims”) against Humabs, its Affiliates or its or their respective directors, officers, agents or employees that arise or result from (i) the development, manufacture or commercialization of Licensed Products by or on behalf of MedImmune or its Affiliates or MedImmune Sublicensees, including Third Party Claims based upon product liability and patent infringement, (ii) the breach of any of MedImmune’s obligations under this Agreement, including MedImmune’s representations, warranties, and covenants set forth herein, or (iii) any intentional misconduct or negligence on the part of MedImmune or its Affiliates or its Sublicensees or the officers, directors, employees, or agents of MedImmune, its Affiliates or its Sublicensees. The foregoing indemnity obligation shall not apply to the extent (a) such Third Party Claim arises from any activities for which Humabs has an obligation to Indemnify MedImmune and its Affiliates pursuant to clause 12.4, as to which Liability each Party shall indemnify the other to the extent of their respective liability for such Liability or (b) that the Humabs

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Indemnitees fail to comply with the indemnification procedures set forth in Section 12.5 and MedImmune’s defense of the relevant Third Party Claim(s) is prejudiced by such failure.

2.3	Section 12.4 shall be deleted in its entirety and replaced with the following:

12.4

Indemnification of MedImmune. Humabs shall indemnify, defend and hold harmless MedImmune, its Affiliates, Sublicensees and its and their respective directors, officers and employees (“MedImmune Indemnitees”) in full from and against any and all Liabilities incurred by MedImmune Indemnitees to the extent resulting from or arising out of any Third Party Claims against MedImmune, its Affiliates, sublicensees or its or their respective directors, officers or employees that arise or result from (1) the breach of any of Humabs’ obligations under this Agreement, including Humabs’ representations, warranties, and covenants set forth herein, or (ii) any intentional misconduct or negligence on the part of Humabs or its Affiliates or the officers directors, employees or agents of Humabs or its Affiliates. The foregoing indemnity obligation shall not apply to the extent (a) such Third Party Claim arises from any activities for which MedImmune has an obligation to Indemnify Humabs and its Affiliates pursuant to clause 12.3, as to which Liability each Party shall indemnify the other to the extent of their respective liability for such Liability, and (b) that the MedImmune Indemnitees fail to comply with the indemnification procedures set forth in Section 12.5 and Humabs” defense of the relevant Third Party Claim(s) is prejudiced by such failure.

12.4.1. [***].

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2.4	Section 17.4 shall be amended to include the following:

In the event of any such assignment under this clause 17.4 in connection with a Change of Control of either Party to a Third Party acquirer (such Third Party acquiror, an “Acquiror”). all Intellectual Property owned or otherwise Controlled by the Acquiror or its Affiliates (except for Humabs or MedImmune, if remaining as a separate Affiliate or otherwise the successor entity thereto) shall he excluded from all licenses granted under this Agreement (including in each case any such Intellectual Property owned or otherwise Controlled by such Acquirer or its Affiliates as of the date of consummation of such transaction), except for any intellectual property right generated by the Acquirer or its Affiliates in performing any activity under this Agreement or any Improvement to Licensed Patent or Licensed Know-How made by Humabs after the date of such Change of Control if remaining as a separate Affiliate or otherwise the successor entity thereto).

3. ENTIRE AGREEMENT

3.1

This Amendment, together with the 2012 Agreement and the DARPA Subcontract dated 29 August, 2016, constitutes the entire agreement between the Parties with respect to the subject matter hereto. The 2012 Agreement, together with this Amendment and the DARPA Subcontract, supersedes all prior agreements, whether written or oral, with respect to the subject matter of the 2012 Agreement, as amended. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in the 2012 Agreement as amended. Nothing in this Amendment is intended to limit or exclude any liability for fraud. The Parties hereby agree that subject to the modifications specifically stated in this Amendment, all terms and conditions of the 2012 Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AMENDMENT IS MADE AND ENTERED INTO IN MUTUALLY ACCEPTABLE FORM TO BE EXECUTED AND EFFECTIVE AS OF THE AMENDMENT EFFECTIVE DATE.

Signed:	/s/John Trainer
For and on behalf of MedImmune, LLC

Name:	John Trainer
Position:	VP, P&S

Date:	17 July 17

Signed:	/s/Filippo Riva
For and on behalf of Humabs BioMed SA

Name:	Filippo Riva
Position:	CEO/CFO

Date:	July 15th, 2017

Signed:	/s/Davide Corti
For and on behalf of Humabs BioMed SA

Name:	Davide Corti
Position:	CSO

Date:	July 15th, 2017

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